UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

Starwood Credit Real Estate Income Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56577	93-6487687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2340 Collins Avenue

Miami Beach, Florida 33139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 695-5500

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 14, 2025, SCREDIT Mortgage Funding Sub-2, LLC (“Sub-2”) and SCREDIT Mortgage Funding Sub-2-T, LLC (“Sub-2-T” and, together with Sub-2, the “Sellers”), each of which are indirect, wholly-owned special-purpose financing subsidiaries of Starwood Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”), entered into an Amended and Restated Master Repurchase and Securities Contract Agreement (together with the related transaction documents, the “A&R WF Repurchase Agreement”), with Wells Fargo Bank, National Association (“Wells Fargo”), to finance the acquisition and origination by the Sellers of eligible assets as more particularly described in the A&R WF Repurchase Agreement. The A&R WF Repurchase Agreement provides for, among other things, (i) an increase in the maximum amount available for asset purchases by Wells Fargo from $250.0 million to up to $500.0 million, and (ii) an extension of the initial maturity date from June 21, 2026 to November 14, 2027, subject to three (3) one (1) year extension options and subject to the satisfaction of certain customary conditions. Advances under the A&R WF Repurchase Agreement accrue interest at a per annum rate equal to the Term SOFR Reference Rate (as defined in the A&R WF Repurchase Agreement) for a one-month period plus a margin as agreed upon by Wells Fargo and the Sellers for each transaction.

In connection with the A&R WF Repurchase Agreement, the Company entered into an Amended and Restated Guarantee Agreement (the “A&R Guarantee”), pursuant to which the Company guarantees up to a maximum liability of 25% of the then outstanding obligations of the Sellers under the A&R WF Repurchase Agreement. The A&R Guarantee may become full recourse to the Company upon the commencement of a voluntary bankruptcy or insolvency proceeding by the Sellers or the Company or collusive involuntary bankruptcy or insolvency proceeding against the Sellers or the Company. The Company is also liable under the A&R Guarantee for actual costs, expenses or liabilities actually incurred by Wells Fargo resulting from customary “bad boy” events as described in the A&R Guarantee.

The A&R WF Repurchase Agreement and the A&R Guarantee contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type.

The foregoing descriptions of the A&R WF Repurchase Agreement and the A&R Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R WF Repurchase Agreement and the A&R Guarantee, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Amended and Restated Master Repurchase and Securities Contract Agreement, dated November 14, 2025, by and among SCREDIT Mortgage Funding Sub-2, LLC, as Seller, SCREDIT Mortgage Funding Sub-2-T, LLC, as Seller, and Wells Fargo Bank, National Association, as Buyer

10.2	Amended and Restated Guarantee Agreement, dated November 14, 2025, made by Starwood Credit Real Estate Income Trust in favor of Wells Fargo Bank, National Association
104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD CREDIT REAL ESTATE INCOME TRUST

Date: November 20, 2025
	By:	/s/ Dennis G. Schuh
	Name:	Dennis G. Schuh
	Title:	Chief Executive Officer and President